UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

VENTAS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-10989	61-1055020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 483-6827

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 1, 2011, Ventas, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to vote upon certain matters relating to the Company’s acquisition of Nationwide Health Properties, Inc., a Maryland corporation (“NHP”).

Proxies for the Special Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Set forth below are the voting results for the proposals considered and voted upon at the Special Meeting, all of which were described in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on May 16, 2011:

1.	The issuance of shares of the Company’s common stock to stockholders of NHP in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of February 27, 2011, by and among the Company, its wholly owned subsidiary, Needles Acquisition LLC, and NHP.

For	Against	Abstain	Broker Non-Votes
164,944,040	168,600	108,152	—
2.	The amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock from 310,000,000 to 610,000,000 and the number of authorized shares of the Company’s common stock from 300,000,000 to 600,000,000.

For	Against	Abstain	Broker Non-Votes
164,507,587	606,907	106,298	—
3.	Any adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the proposals to issue shares of the Company’s common stock in connection with the merger and the charter amendment to increase the number of authorized shares of the Company’s common stock.

For	Against	Abstain	Broker Non-Votes
154,300,549	10,609,969	310,274	—
Item 8.01. Other Events.
As previously announced, on June 20, 2011, the Company’s Board of Directors declared a prorated dividend (the “Dividend”) on the Company’s common stock, conditioned upon the completion of its acquisition of NHP pursuant to a merger of NHP with and into a wholly owned subsidiary of the Company (the “Merger”). In connection with the completion of the Merger on July 1, 2011, the Dividend is payable in cash as soon as practicable on or after July 1, 2011 to stockholders of record at the close of business on June 30, 2011 (the last business day prior to the date on which the Merger became effective), and the per share dividend amount payable by the Company is equal to $0.1264 (the Company’s most recent quarterly dividend rate ($0.575), multiplied by the number of days elapsed since the Company’s last dividend record date (June 10, 2011) through and including the day immediately prior to the day on which the Merger became effective, divided by the actual number of days in the calendar quarter in which such dividend was declared (91)).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: July 1, 2011	By:	/s/ T. Richard Riney

T. Richard Riney Executive Vice President, Chief Administrative Officer and General Counsel